UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

NorthWest Indiana Bancorp
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana	46321
(Address of principal executive offices)	(Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2016, NorthWest Indiana Bancorp (the “Bancorp”) and its bank subsidiary, Peoples Bank (the “Bank”), entered into an Amended and Restated Employment Agreement with Mr. David A. Bochnowski, the Executive Chairman of the Board of Directors of the Bancorp and the Bank, which became effective as of April 28, 2016 (the “Employment Agreement”). On April 28, 2021, the Bancorp and the Bank entered into a First Amendment to Amended and Restated Employment Agreement (the “First Amendment”) with Mr. Bochnowski. The First Amendment amends clause (b) of Section 1 of the Employment Agreement to extend the end of the term of the Employment Agreement by two months to June 28, 2021. The original term of the Employment Agreement was scheduled to end on April 28, 2021. Except for the change to Section 1(b) described above, all other terms and conditions of the Employment Agreement remain the same.

The foregoing description of the First Amendment is a summary and is qualified in its entirety by reference to the terms of the First Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Under the Bancorp’s Corporate Governance Guidelines, directors are required to retire from the Board of Directors (the “Board”) effective as of the conclusion of the annual shareholder meeting following the date on which the director attains age 76. However, the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Bancorp’s Board has the discretion and authority to waive the mandatory retirement requirement on a case-by-case basis upon a determination that any such director’s continued service through the then current term is in the best interests of the Bancorp. David A. Bochnowski is currently serving a three-year term as a Class III Director of the Bancorp. His term expires at the annual shareholder meeting to be held on May 21, 2021, and he has been nominated by the Board to serve another three-year term, expiring at the annual shareholder meeting in 2024. Mr. Bochnowski attains the age of 76 in August of 2021, in which case, should he be re-elected by the shareholders to serve another three-year term, he would be required to retire from the Board as of the conclusion of the 2022 annual shareholder meeting. On April 28, 2021, the Governance Committee determined that it was in the best interests of the Bancorp to waive the mandatory retirement requirement for Mr. Bochnowski, effective upon his re-election to the Board, so that Mr. Bochnowski could continue his service on the Board through the 2024 annual shareholder meeting, which would be the end of his three-year term as a director if he is re-elected to the Board.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Employment Agreement dated February 16, 2016 between NorthWest Indiana Bancorp, Peoples Bank SB, and David A. Bochnowski (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on February 26, 2016).

10.2	First Amendment to Amended and Restated Employment Agreement dated as of April 28, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWest Indiana Bancorp
Date: April 28, 2021

	By:	/s/ Peymon S. Torabi
Printed Name: Peymon S. Torabi
Title: Executive Vice President, Chief Financial Officer and Treasurer